UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

MEEMEE MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Boulevard

Los Angeles, CA 90027

(Address of Principal Executive Offices)

(310) 460-9215

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01	Entry Into a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities

ITEM 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBITS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document and the exhibits may contain forward-looking statements regarding future events and future revenue of the Company. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors may cause actual results to differ from those projected in the forward looking statements.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 17, 2015, MeeMee Media Inc. (the “Company” or “MeeMee”) entered into an Exclusive License Agreement (the “Agreement”) with ECA World Fitness Alliance, (“ECA”) and Carol Scott (an individual and sole owner of ECA) granting the Company an exclusive and perpetual right and license to the Marks and Intellectual Property of ECA (as described in Exhibit A “Intellectual Property Rights” attached hereto as part of Exhibit 10.13) for the Company to market, sell and otherwise commercialize products and services offered or sold under the ECA brand throughout the world. ECA is an international organization and association representing the wellness and fitness community which is owned 100% by Carol Scott. ECA produces online ECA e-news, offers workshops, seminars, on line events, continuing education and webinars, resource materials, networking opportunities and other individual member benefits, including annual conventions, in the fitness industry.

In connection with the Agreement, (i) MeeMee agreed to issue to Carol Scott an initial royalty payment in the form of One Million (1,000,000) shares of restricted common stock of the Company; (ii) MeeMee shall issue to Carol Scott additional royalties in the amounts of up to 300,000 shares of restricted common stock of the Company per year for the first two years from the effective date in the event certain revenue milestones are achieved (as described in the Agreement attached hereto as Exhibit 10.13); (iii) MeeMee shall be responsible for payment in the outstanding amount of $89,913.45 owed by ECA to the Marriott Marquis Hotel in New York, New York; (iv) MeeMee entered into a consulting agreement with Carol Scott (attached hereto as Exhibit 10.14); and (v) pursuant to the terms of the Agreement, MeeMee has the right to purchase any and all assets, intellectual property, inventory, products and business of ECA worldwide at a purchase price of $1.00 pursuant to a mutually agreeable form of purchase agreement.

The foregoing is only a brief description of the material terms of the Exclusive License Agreement, Intellectual Property Rights and Consulting Agreement and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to agreements which are filed as exhibits to this Current Report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exclusive License Agreement with ECA as described in Item 1.01 of this Current Report, the Company agreed to issue 1,000,000 shares of common stock to Carol Scott as the initial royalty payment.

The information included in Item 1.01 provides a summary of the material terms of the License Agreement and is incorporated herein by reference into this Item 3.02. The issuance of the shares of the Company’s common stock to Carol Scott will be made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance upon Section 4(2) of the Securities Act in agreeing to issue the securities was based upon the following factors: (a) the issuance of the securities will be an isolated private transaction by us which will not involve a public offering; (b) there were no subsequent or contemporaneous public offerings of the securities by the Company; (c) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (d) the recipient of the securities is an accredited investor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.13	Exclusive License Agreement by and among MeeMee Media Inc., ECA World Fitness Alliance and Carol Scott dated July 17, 2015.

10.14	Consulting Agreement dated July 17, 2015 with Carol Scott (filed as Exhibit B to the Exclusive License Agreement filed as Exhibit 10.13)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.
July 22, 2015

/s/ MARTIN DOANE
Martin Doane
President and Chief Financial Officer